Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45423, 333-117171, 333-118203, 333-118202, 333-118201, 333-118200, 333-122204, 333-124086, 333-134167, 333-136604, 333-136605, 333-136606, 333-150568, 333-150569, 333-150570, 333-150571, 333-150572, 333-159694) and Registration Statement on Form S-3 (No. 333-31259; 333-84931; 333-106787; 333-149539; 333-163928) of BorgWarner Inc. of our report dated February 11, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. (which expressed an unqualified opinion on the 2009 financial statements and included an explanatory paragraph regarding the audit of the adjustments to the 2008 and 2007 financial statements to retrospectively apply the change in accounting related to the adoption of ASC 810 Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51 (formerly FAS 160).
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Detroit, MI
February 11, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-45423, 333-117171, 333-118203, 333-118202, 333-118201,333-118200, 333-122204, 333-124086, 333-134167, 333-136604, 333-136605,333-136606, 333-150568, 333-150569, 333-150570, 333-150571, 333-150572 and 333-159694 all on Form S-8; and Registration Statement Nos. 333-31259 on Form S-3 and Form S-3/A; 333-84931 on Form S-3 and Form S-3/A; 333-106787 on Form S-3 and Form S-3/A; and 333-149539 and 333-163928 on Form S-3; of our report dated February 12, 2009, relating to the 2008 and 2007 financial statements (before retrospective adjustments to the consolidated financial statements) of BorgWarner Inc. and Consolidated Subsidiaries (not presented herein) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s changes in its method of accounting in 2007 for income taxes as a result of adopting new accounting guidance on the accounting for uncertainty in income taxes), appearing in this Annual Report on Form 10-K of BorgWarner Inc. and Consolidated Subsidiaries for the year ended December 31, 2009.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 11, 2010